UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	February 16, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-53156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

200-245 East Liberty Street, Reno, NV		89501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-888-597-8899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrantunder any of the following provisions.

( )	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective February 16, 2009, Mr. Yuh Hsin Liu resigned as the Registrant’s President CEO, CFO, Secretary, Treasurer and Director as a result of personal reasons.

Effective on February 16, 2009, Mr. Claude Diedrick was appointed President, CEO, CFO, Treasurer and Director of the Registrant. Mr. Serge Borys was appointed Secretary of the Registrant.

Claude Diedrick

Mr. Diedrick is currently the Vice President and General Manager of Caribbean Metal Fencing Ltd. (“CMF”), a privately owned Jamaican Corporation, and is responsible for operations in Western Jamaica. Mr. Diedrick’s positions held at CMF for the past 11 years have enabled him to gain extensive experience in sales and marketing in the Caribbean Islands. Mr. Diedrick was instrumental in CMF’s growth in the past 5 years and CMF continues to show encouraging results despite the recent economic downturn.

Mr. Diedrick graduated from St. Georges College in Kinston Jamaica and received formal market training and experience in North America where he resided for 20 years. During his tenure in North America, he was a senior manager at a national pest control company.

Mr. Diedrick will be solely responsible for the Registrant’s sales and marketing efforts and the Registrant’s growth and development in the Caribbean Islands.

Serge Borys

Mr. Borys has over 30 years experience in developing companies having participated in start up technology boutiques to extensive real estate development and import-export businesses. Mr. Borys is currently the CEO, Secretary, and Director of 77 Group Corp, a company having extensive real estate holdings under development in China. He has held such positions since August 2005.

Mr. Borys obtained his Bachelor of Commerce from the University of British Columbia in 1965 and his law degree from the University of Alberta in 1968. Mr. Borys was a member of the Alberta Law Society until 1986 when he retired from active law practice. For the past 5 years, Mr. Borys has been providing consultation services to various public companies on matters relating to corporate governance.

As Secretary of the Registrant, Mr. Borys will be responsible for all matters relating to corporate governance.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 17, 2009, the Registrant filed a notice with the Secretary of State for Nevada, pursuant to NRS 78.385 and 78.390 of the Nevada Statutes, whereby the Registrant increased its authorized share capital as follows:

The number of authorized common stock, par value $0.001, was increased on a one for 5 basis. The authorized common stock increased from 75,000,000 to 375,000,000.

Accordingly, the number of issued common stock increased from 3,050,000 to 15,250,000.

The increase in authorized share capital and outstanding common stock was approved by majority vote.

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1         Amended Articles of Incorporation dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

Date : February 18, 2009	By :	/s/ Claude Diedrick
Claude Diedrick,
President and CEO